Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of Boo Koo Holdings, Inc. of our report dated June 1, 2007 relating to our audit of the financial statements of Boo Koo Beverages, Inc. as of and for the years ended December 31, 2006 and 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts", “Summary Financial Information” and "Selected Financial Data" in such Prospectus.

/s/ McGladrey & Pullen, LLP
Dallas, Texas
October 1, 2007